                                                                    EXHIBIT 99.1

FOR MORE INFORMATION, PLEASE CONTACT:

Alan Lindstrom
Investors and Shareholders
Cadence Design Systems, Inc.
408-944-7100
investor_relations@cadence.com

Adolph Hunter
Media and Industry Analysts
Cadence Design Systems, Inc.
408-914-6016
publicrelations@cadence.com

                  CADENCE REPORTS SOLID SECOND QUARTER RESULTS

      SAN JOSE, Calif., July 21, 2004 -- Cadence Design Systems, Inc. (NYSE and
NASDAQ: CDN) today announced total revenue for the second quarter of 2004 of $287 million compared to $277 million in the same period last year. On a GAAP basis, Cadence(R) recognized net income of $4 million, or $0.01 per share in the second quarter of 2004, compared to a net loss of $5 million, or $0.02 per share in the same period last year.

      In addition to using GAAP results in evaluating Cadence's business, management also believes it is useful to measure results using a non-GAAP measure of net income (loss), which excludes as applicable amortization of intangible assets and deferred stock compensation, in-process research and development charges, integration and other acquisition-related expenses, restructuring charges and equity in losses (income) from investments. Non-GAAP net income (loss) is reduced by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company's tax liability. See "GAAP to non-GAAP Reconciliation" below for further information on our non-GAAP measure. Using this non-GAAP measure, earnings in the second quarter were $42 million, or $0.15 per share, on a fully diluted basis as compared to $29 million, or $0.10 per share, on a fully diluted basis, in the same period last year.

      "We had solid financial results demonstrated by growth in the second quarter and we delivered innovative new technology," said Mike Fister, Cadence President and CEO. "Through collaboration and innovation, we have continued to help our customers address their most important design and manufacturing challenges."

BUSINESS HIGHLIGHTS OF Q2 2004

      Cadence made significant gains in digital design with the release of Encounter(TM) 4.1 and First Encounter(R) Global Physical Synthesis (GPS), a second-generation global physical synthesis solution.

GPS enables larger and more complex chips to be created, and in less time, than is possible using first generation methods. The company also introduced NanoRoute(TM) with super-threaded route acceleration, giving what was already the industry's fastest router another 10 to 20 times performance boost.

      Cadence continued to drive collaboration to solve complex design and design-to-manufacturing challenges. A partnership was created with ASML to develop advanced resolution enhancement, or RET, solutions that operate seamlessly with Cadence custom design flows. Cadence also signed an agreement with Rambus, which underscored the company's strategy of providing differentiated design intellectual property (IP) through extensive collaboration with world-class third-party IP providers. The agreement will provide customers with first-time access to industry-leading serial-link IP and design services from a single source, lowering design-in cost and design-cycle time.

      "Our new technology is being adopted by companies ranging from our premier design partners to leading-edge new ventures like Digeo, Inc.," Fister said. "Moving forward, our focus will be on developing even deeper partnerships with our customers to help them achieve their business goals."

The following statements are based on current expectations. These statements are forward looking, and actual results may differ materially. These statements do not include the impact of any mergers, acquisitions or other business combinations that may be completed after July 21, 2004.

BUSINESS OUTLOOK

      For the third quarter of 2004, the company expects total revenue in the range of $300 million to $310 million. Third quarter GAAP earnings per fully diluted share are expected to be in the range of $0.08 to $0.10. Diluted earnings per share using our non-GAAP measure defined below are expected to be in the range of $0.18 to $0.20.

      For the full year 2004, the company expects total revenue in the range of $1.175 billion to $1.225 billion. On a GAAP basis, we expect net income per fully diluted share for fiscal 2004 in the range of $0.25 to $0.32. Using our non-GAAP measure defined below, we expect fully diluted earnings per share for fiscal 2004 to be in the range of $0.70 to $0.77.

      A schedule showing a reconciliation of the business outlook from GAAP net income (loss) and diluted net income (loss) per share to our non-GAAP net income
(loss) and diluted net income (loss) per share is included with this release.

AUDIO WEBCAST SCHEDULED

      Cadence Design Systems, Inc.'s Ray Bingham, Chairman of the Board, Mike Fister, President and CEO, and Bill Porter, Chief Financial Officer, will host a second quarter Financial Results audio webcast today, July 21, 2004, at 2:00 p.m. (Pacific) / 5:00 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting July 21 at 5:00 p.m. Pacific time and ending at 5:00 p.m. Pacific time on July 28. Webcast access is available at www.cadence.com/company/investor_relations.

ABOUT CADENCE

      Cadence is the largest supplier of electronic design technologies, methodology services, and design services. Cadence solutions are used to accelerate and manage the design of semiconductors, computer systems, networking and telecommunications equipment, consumer electronics, and a variety of other electronics based products. With approximately 4,850 employees and 2003 revenues of approximately $1.1 billion, Cadence has sales offices, design centers, and research facilities around the world. The company is headquartered in San Jose, Calif., and is listed for trading on both the New York Stock Exchange and the NASDAQ under the symbol CDN. More information about the company, its products and services is available at www.cadence.com.

Cadence, First Encounter and the Cadence logo are registered trademarks, and Encounter and NanoRoute are trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.

The statements contained above regarding the company's second quarter 2004 results, those contained in the Business Outlook section above and the statements by Mike Fister include forward looking statements based on current expectations or beliefs, as well as a number of preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward looking statements. Readers are cautioned not to put undue reliance on these forward looking statements, which are not a guarantee of future performance and are subject to a number of uncertainties and other factors, many of which are outside Cadence's control, including, among others: Cadence's ability to compete successfully in the design automation product and the commercial electronic design and methodology services industries; the mix of products and services sold and the timing of significant orders for its products; economic uncertainty; fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; and the acquisition of other companies or the failure to successfully integrate those it acquires.

For a detailed discussion of these and other cautionary statements, please refer to the company's filings with the Securities and Exchange Commission. These include the company's Annual Report on Form 10-K for the year ended January 3, 2004 and Quarterly Report on Form 10-Q for the quarter ended April 3, 2004.

GAAP TO NON-GAAP RECONCILIATION

      Cadence management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its product, maintenance and services business operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is non-GAAP net income (loss), which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure consists of GAAP net income (loss) excluding, as applicable, amortization of intangible assets and deferred stock compensation, in-process research and development charges, integration and other acquisition-related expenses, restructuring charges (severance and benefits, excess facilities and asset-related restructuring charges) and equity in losses (income) from investments. Intangible assets consist primarily of purchased technology, backlog, patents, trademarks, distribution rights, customer contracts and related relationships and non-compete agreements. Non-GAAP net income (loss) is reduced by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company's tax liability.

      Management believes it is useful in measuring Cadence's operations to exclude amortization of intangibles, deferred stock compensation, in-process research and development and acquisition-related expenses because these costs are primarily fixed at the time of an acquisition and generally cannot be changed by management in the short term. Management believes that it also is useful to exclude restructuring costs. Cadence has dramatically reduced the size of its design services business and portions of its product and maintenance businesses over the past three years. As a result, in 2001, 2002 and 2003, Cadence's GAAP statements of operations have included significant charges relating to such restructurings. Cadence believes that in measuring its operations it is useful to exclude such restructuring costs because the company's level of restructuring activities is expected to significantly decrease in the foreseeable future. Management also believes it is useful to exclude the equity in losses (income) from investments and investment write-downs, as these costs are not part of the company's direct cost of operations. Rather, these are non-operating costs that are included in other income (expense) and are part of the company's investment activities.

      Management believes that non-GAAP net income (loss) provides useful supplemental information to management and investors regarding the performance of the company's business operations and facilitates comparisons to our historical operating results. Management also uses this information internally for forecasting and budgeting. Non-GAAP financial measures should not be considered as a substitute for measures of financial performance prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results.

      The following table reconciles the specific items excluded from GAAP in the calculation of non-GAAP net income for the periods shown below:

STATEMENT OF OPERATIONS RECONCILIATION                           QUARTER ENDED
                                                          ----------------------------
                                                          JULY 3, 2004   JUNE 28, 2003
                                                          ------------   -------------
(in thousands)
Net income (loss) on a GAAP basis                         $      3,803   $      (5,304)
   Amortization of intangible assets                            26,394          26,017
   Amortization of deferred stock compensation                   8,194           7,851
   Restructuring charges                                         2,929           1,352
   In-process research and development charges                   7,000           3,800
   Integration and other acquisition-related expenses              792              --
   Equity in losses from investments                             6,107           6,655
   Tax effect                                                  (13,655)        (11,751)
Net income on a non-GAAP basis                            $     41,564   $      28,620

STATEMENT OF OPERATIONS RECONCILIATION PER SHARE                 QUARTER ENDED
                                                          ----------------------------
                                                          JULY 3, 2004   JUNE 28, 2003
                                                          ------------   -------------
(in thousands, except per share data)
Diluted net income (loss)  per share on a GAAP basis      $       0.01   $       (0.02)
   Amortization of intangible assets                              0.09            0.10
   Amortization of deferred stock compensation                    0.03            0.03
   Restructuring charges                                          0.01              --
   In-process research and development charges                    0.03            0.01
   Integration and other acquisition-related expenses               --              --
   Equity in losses from investments                              0.02            0.02
   Tax effect                                                    (0.04)          (0.04)
Diluted net income per share on a non-GAAP basis          $       0.15   $        0.10
Shares used in calculation of net income (loss) -- GAAP        278,645         267,887
Shares used in calculation of net income  -- non-GAAP*         278,645         273,728

*Shares used in the calculation of GAAP earnings per share are expected to be the same as shares used in the calculation of non-GAAP earnings per share except when the company reports a

    GAAP loss and non-GAAP income, or GAAP income and a non-GAAP loss.

Investors are encouraged to look at GAAP results as the best measure of financial performance. For example, amortization of intangibles or amortization of deferred stock compensation or in-process technology are important to consider because they may represent initial expenditures that under GAAP are reported across future fiscal periods. Likewise, deferred stock compensation expense is an obligation of the company that should be considered. Restructuring charges can be triggered by acquisitions or product adjustments as well as overall company performance within a given business environment. All of these metrics are important to financial performance generally.

Though Cadence management finds its non-GAAP measure useful to evaluate the performance of Cadence's business, its reliance on this measure is limited because items excluded from such measures often have a material effect on Cadence's earnings and earnings per share calculated in accordance with GAAP. Therefore, Cadence management typically uses its non-GAAP earnings and earnings per share measures in conjunction with GAAP earnings and earnings per share measures, to address these limitations.

Cadence believes that presenting its non-GAAP measure of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company's business, which management uses in its own evaluation of performance, and an additional base line for assessing the future earnings potential of the company. While the GAAP results are more complete, the company prefers to allow investors to have this supplemental measure since, with a reconciliation to GAAP, it may provide additional insight into our financial results.

Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the Business Outlook published in this press release. At the same time, Cadence will keep this press release, including the outlook, publicly available on its Web site (www.cadence.com/company/investor_relations/index.html).

Prior to the start of the Quiet Period (described below), the public may continue to rely on the Business Outlook herein as still being Cadence's current expectations on matters covered unless Cadence publishes a notice stating otherwise.

Beginning September 17, 2004, Cadence will observe a "Quiet Period" during which the Business Outlook as provided in this press release and the company's most recent quarterly report on Form 10-Q no longer constitute the company's current expectations. During the Quiet Period, the Business Outlook in these documents should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to update by the company. During the Quiet Period, Cadence representatives will not comment on Cadence's business outlook or its financial results or expectations. The Quiet Period will extend until the day when Cadence's Third Quarter 2004 Earnings Release is published, currently scheduled for October 20, 2004.

                                      # # #

                          CADENCE DESIGN SYSTEMS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        JULY 3, 2004 AND JANUARY 3, 2004
                                 (IN THOUSANDS)

                                                            JULY 3, 2004   JANUARY 3, 2004
                                                            ------------   ---------------
                                                            (UNAUDITED)
Current Assets:
   Cash and cash equivalents                                $    389,721   $       384,525
   Short-term investments                                         21,989            33,898
   Receivables, net of allowance for doubtful accounts of
      $9,328 and $9,067, respectively                            347,631           348,680
   Inventories                                                    24,144            16,926
   Prepaid expenses and other                                     71,227            58,212
                                                            ------------   ---------------
      Total current assets                                       854,712           842,241

Property, plant and equipment, net                               398,535           403,847
Goodwill                                                         984,690           922,797
Acquired intangibles, net                                        244,503           237,508
Installment contract receivables, net                             74,354           121,627
Other assets                                                     239,059           289,882
                                                            ------------   ---------------
Total Assets                                                $  2,795,853   $     2,817,902
                                                            ============   ===============

Current Liabilities:
   Accounts payable and accrued liabilities                      261,516           243,450
   Current portion of deferred revenue                           242,580           238,478
                                                            ------------   ---------------
      Total current liabilities                                  504,096           481,928
                                                            ------------   ---------------
Long-term Liabilities:
   Long-term portion of deferred revenue                          14,588            16,287
   Convertible notes                                             420,000           420,000
   Other long-term liabilities                                   290,050           327,406
                                                            ------------   ---------------
      Total long-term liabilities                                724,638           763,693
                                                            ------------   ---------------

Stockholders' Equity                                           1,567,119         1,572,281
                                                            ------------   ---------------
Total Liabilities and Stockholders' Equity                  $  2,795,853   $     2,817,902
                                                            ============   ===============

                          CADENCE DESIGN SYSTEMS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
      FOR THE QUARTERS AND SIX MONTHS ENDED JULY 3, 2004 AND JUNE 28, 2003
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                           QUARTERS ENDED                SIX MONTHS ENDED
                                                                     ----------------------------   ----------------------------
                                                                     JULY 3, 2004   JUNE 28, 2003   JULY 3, 2004   JUNE 28, 2003
                                                                     ------------   -------------   ------------   -------------
Revenue:
   Product                                                           $    165,286   $     160,774   $    320,023   $     309,232
   Services                                                                37,253          34,801         69,617          67,189
   Maintenance                                                             84,540          81,006        163,163         163,212
                                                                     ------------   -------------   ------------   -------------
      Total revenue                                                       287,079         276,581        552,803         539,633
                                                                     ------------   -------------   ------------   -------------
Costs and Expenses:
   Cost of product                                                         15,043          16,881         33,557          34,245
   Cost of services                                                        23,295          24,456         46,394          48,851
   Cost of maintenance                                                     13,465          14,533         27,170          30,133
   Marketing and sales                                                     80,172          82,620        161,395         166,235
   Research and development                                                91,090          88,376        178,241         173,498
   General and administrative                                              20,205          20,107         39,973          46,784
   Amortization of acquired intangibles                                    16,021          15,066         31,931          29,906
   Amortization of deferred stock compensation                              8,194           7,851         16,152          13,932
   Restructuring and other charges                                          2,929           1,352          8,364           1,352
   Write-off of acquired in-process technology                              7,000           3,800          7,000           5,500
                                                                     ------------   -------------   ------------   -------------
      Total costs and expenses                                            277,414         275,042        550,177         550,436
                                                                     ------------   -------------   ------------   -------------
         Income (loss) from operations                                      9,665           1,539          2,626         (10,803)

   Interest expense                                                        (1,699)           (640)        (3,256)         (1,314)
   Other expense, net                                                      (3,215)         (7,898)        (5,844)        (11,407)
                                                                     ------------   -------------   ------------   -------------
         Income (loss) before provision (benefit) for income taxes          4,751          (6,999)        (6,474)        (23,524)

   Provision (benefit) for income taxes                                       948          (1,695)        (1,522)         (5,182)
                                                                     ------------   -------------   ------------   -------------
         Net income (loss)                                           $      3,803   $      (5,304)  $     (4,952)  $     (18,342)
                                                                     ============   =============   ============   =============
Basic net income (loss) per share                                    $       0.01   $       (0.02)  $      (0.02)  $       (0.07)
                                                                     ============   =============   ============   =============
Diluted net income (loss) per share                                  $       0.01   $       (0.02)  $      (0.02)  $       (0.07)
                                                                     ============   =============   ============   =============
Weighted average common shares outstanding                                272,362         267,887        272,210         268,128
                                                                     ============   =============   ============   =============
Weighted average common and potential common shares
   outstanding - assuming dilution                                        278,645         267,887        272,210         268,128
                                                                     ============   =============   ============   =============

                          CADENCE DESIGN SYSTEMS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR THE SIX MONTHS ENDED JULY 3, 2004 AND JUNE 28, 2003
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                                               SIX MONTHS ENDED
                                                                                            ----------------------
                                                                                             JULY 3,      JUNE 28,
                                                                                              2004          2003
                                                                                            ---------    ---------
Cash and Cash Equivalents at Beginning of Period                                            $ 384,525    $ 371,327
                                                                                            ---------    ---------
Cash Flows from Operating Activities:
   Net Loss                                                                                    (4,952)     (18,342)
   Adjustments to reconcile net loss to net cash provided by operating activities:
      Depreciation and amortization                                                            92,870       95,215
      Amortization of deferred stock compensation                                              16,152       13,932
      Equity in loss from investments, net                                                     11,150        5,382
      Gain on sale of investments                                                              (7,297)          --
      Write-off of investment securities                                                        1,924        4,460
      Write-off of acquired in-process technology                                               7,000        5,500
      Proceeds from sale of receivables                                                         5,149       27,880
      Provisions for losses on trade accounts receivable and sales returns                         14       13,582
      Other non-cash items                                                                       (263)       3,249
      Changes in operating assets and liabilities, net of effect of acquired and disposed businesses:
         Receivables                                                                            1,080       (5,078)
         Inventories                                                                           (7,218)      (1,663)
         Prepaid expenses and other                                                            (5,968)      (2,859)
         Installment contract receivables                                                      43,741      (33,529)
         Other assets                                                                           1,050       20,953
         Accounts payable and accrued liabilities                                             (11,569)     (89,712)
         Deferred revenue                                                                       1,885       (6,802)
         Other long-term liabilities                                                           16,272        8,393
                                                                                            ---------    ---------
            Net cash provided by operating activities                                         161,020       40,561
                                                                                            ---------    ---------

Cash Flows from Investing Activities:
  Proceeds from sale and maturities of short-term investments - available-for-sale              3,557           --
  Proceeds from the sale of long-term investments                                               6,942           --
  Proceeds from sale of equipment                                                               3,625           --
  Purchases of property, plant and equipment                                                  (33,688)     (40,105)
  Purchases of software licenses                                                                 (650)      (2,282)
  Investment in venture capital partnerships and equity investments                           (13,417)      (9,402)
  Net cash paid  in business combinations                                                     (96,803)    (102,353)
                                                                                            ---------    ---------
            Net cash used for investing activities                                           (130,434)    (154,142)
                                                                                            ---------    ---------

Cash Flows from Financing Activities:
  Proceeds from credit facility                                                                    --       45,000
  Principal payments on credit facility and capital leases                                       (321)     (63,247)
  Payment of convertible notes issuance costs                                                  (1,920)          --
  Proceeds from issuance of common stock                                                       45,866       28,796
  Purchases of treasury stock                                                                 (69,846)     (61,964)
                                                                                            ---------    ---------
            Net cash used for financing activities                                            (26,221)     (51,415)
                                                                                            ---------    ---------

                                                                                            ---------    ---------
Effect of exchange rate changes on cash                                                           831          882
                                                                                            ---------    ---------

                                                                                            ---------    ---------
Net increase (decrease) in cash and cash equivalents                                            5,196     (164,114)
                                                                                            ---------    ---------

                                                                                            ---------    ---------
Cash and Cash Equivalents at End of Period                                                  $ 389,721    $ 207,213
                                                                                            =========    =========

                          CADENCE DESIGN SYSTEMS, INC.
                               AS OF JULY 21, 2004
 IMPACT OF NON-GAAP ADJUSTMENTS ON FORWARD LOOKING DILUTED NET INCOME PER SHARE
                                   (UNAUDITED)

                                                         QUARTER ENDED      YEAR ENDED
                                                        OCTOBER 2, 2004   JANUARY 1, 2005
                                                        ---------------   ---------------
                                                           FORECAST          FORECAST
                                                        ---------------   ---------------
Diluted net income per share on a GAAP basis             $0.08 to $0.10    $0.25 to $0.32
   Amortization of intangible assets                          0.09              0.37
   Amortization of deferred stock compensation                0.03              0.11
   Restructuring charges                                       --               0.03
   In-process research and development charges                 --               0.03
   Integration and other acquisition-related expenses          --               0.01
   Equity in losses from investments                          0.02              0.07
   Tax effect                                                (0.04)            (0.17)
                                                        ---------------   ---------------
Diluted net income per share on a non-GAAP basis         $0.18 to $0.20    $0.70 to $0.77
                                                        ===============   ===============

                          CADENCE DESIGN SYSTEMS, INC.
                               AS OF JULY 21, 2004
          IMPACT OF NON-GAAP ADJUSTMENTS ON FORWARD LOOKING NET INCOME
                                   (UNAUDITED)

                                                         QUARTER ENDED      YEAR ENDED
                                                        OCTOBER 2, 2004   JANUARY 1, 2005
                                                        ---------------   ---------------
($ IN MILLIONS)                                            FORECAST          FORECAST
                                                        ---------------   ---------------
Net income on a GAAP basis                                   $22 to $28        $72 to $92
   Amortization of intangible assets                             26               102
   Amortization of deferred stock compensation                    7                30
   Restructuring charges                                         --                 8
   In-process research and development charges                   --                 7
   Integration and other acquisition-related expenses             1                 3
   Equity in losses from investments                              4                21
   Tax effect                                                   (11)              (48)
                                                        ---------------   ---------------
Net income on a non-GAAP basis                               $49 to $55      $195 to $215
                                                        ===============   ===============

                          CADENCE DESIGN SYSTEMS, INC.
                                   (UNAUDITED)

REVENUE MIX BY GEOGRAPHY (% OF TOTAL REVENUE)

                                             2003                        2004
                             ------------------------------------    ------------
GEOGRAPHY                     Q1      Q2      Q3      Q4     YEAR     Q1      Q2
                             ----    ----    ----    ----    ----    ----    ----
 North America                 55%     54%     59%     64%     58%     53%     57%
 Europe                        17%     15%     19%     16%     17%     16%     19%
 Japan                         20%     22%     13%     13%     17%     22%     14%
 Asia                           8%      9%      9%      7%      8%      9%     10%
TOTAL                         100%    100%    100%    100%    100%    100%    100%

REVENUE MIX BY PRODUCT GROUP (% OF TOTAL REVENUE)

                                             2003                        2004
                             ------------------------------------    ------------
PRODUCT GROUP                 Q1      Q2      Q3      Q4     YEAR     Q1      Q2
                             ----    ----    ----    ----    ----    ----    ----
 Functional Verification       20%     18%     18%     20%     19%     20%     20%
 Digital IC Design             24%     22%     27%     20%     23%     25%     21%
 Custom IC Design              27%     28%     27%     27%     27%     27%     24%
 Design for Manufacturing       9%     10%      7%     13%     10%      6%      9%
 System Interconnect            8%      9%      8%     10%      9%     10%      9%
 Services & Other              12%     13%     13%     10%     12%     12%     17%
TOTAL                         100%    100%    100%    100%    100%    100%    100%

Note: Product Group total revenue includes Product + Maintenance